NEWS RELEASE

FOR IMMEDIATE RELEASE

PLURIS ENERGY APPOINTS ARGENTINE ENERGY

INDUSTRY EXPERT AS BOARD ADVISOR

Houston TX – August 28, 2007 – Pluris Energy Group Inc. (OTC Bulletin Board: PEYG) is pleased to announce the appointment of Eduardo Dávila as key Advisor to the Board of Directors of the Company effective immediately. Mr. Dávila will provide the Company with his vast experience and expertise in providing assistance towards securing oil and gas business development opportunities in Argentina and other regions of South America, which fall within the mandate of the Company’s business objectives.

Mr. Dávila is currently the President of Energicon S.A., (“Energicon”) a Buenos Aires, Argentina based energy industry consulting firm, where his client base is comprised of numerous of the most active energy companies in South America. Mr. Dávila and Energicon provide services ranging through the mid-stream, up-stream, business development, legislation and deregulation, mergers & acquisitions, energy generation, distribution and transmission, wholesale supply, etc., as well as consultancy for electricity and regulatory energy issues. Both Mr. Dávila and Energicon have additionally provided advisory and consulting services to the Argentina National Ministry of Economy, the Argentine National Energy Secretariat and the Energy Under Secretariat of Neuquén Province, Argentina.

Prior to founding Energicon, Mr. Dávila held the position of National Director of Resources, in the Under-secretary of Fuels, Secretary of Energy, Ministry of Economy and Publics Works, Argentina from June, 1992 to March, 1997, where he participated in the discussion and drafting of the Gas del Estado Privatization law, N° 24.076 and its regulatory framework. He also participated in the privatization process of YPF, Argentina’s largest government controlled E&P Company as well as being instrumental in the preparation and writing of Argentina’s upstream environmental rules and new hydrocarbons laws. He also participated in the preparation and writing of the protocols implemented for Argentine energy integration with Chile, Bolivia and Uruguay. Mr. Dávila holds a degree as an Electronics Engineer from the Universidad Católica de Córdoba as well as a degree in Oil Engineering, Specialized in Geophysics from the Universidad de Buenos Aires.

Pluris Energy’s Chairman & CEO, Mr. Sacha H. Spindler stated, “We are very proud to have the opportunity of adding Mr. Dávila to our roster as an advisor to the Board of Directors of Pluris Energy. This appointment further deepens our bench of management expertise in South America to help us move toward fulfilling our business strategy in Argentina. Mr. Dávila possesses a considerable depth of expertise and an extensive array of energy industry experiences that we believe will add substantial value to our efforts in Argentina.

About Pluris Energy

Pluris Energy Group Inc. is an international energy company engaged in the acquisition and development of producing oil and gas interests and new alternative energy opportunities aimed towards diversification of the worldwide energy grid. For further information, please visit the Company’s website at www.pluris.com

Company Contact

Louis J. Fruchier

Senior V.P. Corporate Developments

Pluris Energy Group Inc.

281-383-9403

fruchier@pluris.com

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This news release contains “forward-looking statements”. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the continued demand for oil and gas and new energy; (ii) the failure to identify and acquire producing oil and gas interests and/or new energy opportunities in Argentina and South America; (iii) the failure to raise proceeds necessary to complete any acquisitions of producing oil and gas interests and/or new energy opportunities; (iv) the uncertainty of the requirements demanded by environmental agencies; (v) the company’s ability to raise debt or equity financing for operations, inability to maintain qualified employees or consultants, and the likelihood that no commercial quantities of oil and gas or new energy sources are found or recoverable. For more risk factors about our company, readers should refer to risk disclosure in our recent forms 10-KSB and 10-QSB filed with the SEC on Edgar.